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Exhibit 16


                                 CORBIN & WERTZ

                     Client Centered Professional Services

November 27, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K for the event that occurred on November 9, 2001, to be filed by Nurescell Inc., and are in agreement with the statements contained in paragraphs 1, 2 and 3 therein insofar as they relate to our firm.

                                             CORBIN & WERTZ
                                             Irvine, California